As filed with the Securities and Exchange Commission on February 24, 2017
Registration No. 333-163893

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________
Kraton Corporation
(Exact name of registrant as specified in its charter)
__________________________

Delaware	15710 John F. Kennedy Blvd. Suite 300 Houston, Texas 77032 (281) 504-4700	20-0411521
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices) __________________________	(I.R.S. Employer Identification No.)
Kraton Performance Polymers, Inc. 2009 Equity Incentive Plan
(Full title of the plan) __________________________
James L. Simmons General Counsel Kraton Performance Polymers, Inc. 15710 John F. Kennedy Blvd. Suite 300 Houston, Texas 77032 Telephone: (281) 504-4700
(Name, address, including zip code, and telephone number, including area code, of agent for service) __________________________

__________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer:	☒	Accelerated filer:	☐
Non-accelerated filer:	☐	Smaller reporting company:	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Registration Statement on Form S-8, Registration No. 333-163893 (as amended, the “2009 Registration Statement”), is being filed by Kraton Corporation (the “Company” or “Registrant”) with the Securities and Exchange Commission to deregister certain shares of common stock, par value $0.01 per share (“Common Stock”), including to clarify related information in Post Effective Amendment No. 1 to Registration on Form S-8, as filed on June 3, 2016 (the “First Amendment”).
The 2009 Registration Statement registered 4,350,000 shares of Common Stock issuable pursuant to the Kraton Performance Polymers, Inc. 2009 Equity Incentive Plan (the “2009 Plan”). The First Amendment sought to deregister all of the remaining shares of Common Stock unissued under the 2009 Plan (the “Remaining Shares”) at the time of the filing of such amendment, and referenced 436,904 Remaining Shares when the correct number was 917,064 Remaining Shares. The discrepancy relates solely to a clerical error made in calculating the number of Remaining Shares as of the date of the filing of the First Amendment. Since such date, an additional 240,993 shares that were the subject of awards under the 2009 Plan have been canceled, terminated, forfeited or expired unexercised (“Additional Shares”). Notwithstanding anything to the contrary in the First Amendment, the 2009 Registration Statement is hereby amended to deregister the Remaining Shares, and this Post-Effective Amendment further deregisters the Additional Shares, for a total of 1,158,057 shares now deregistered under the 2009 Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 21, 2017.

Kraton Corporation

By:	/s/ Kevin M. Fogarty
Name: Kevin M. Fogarty Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Kevin M. Fogarty, Stephen E. Tremblay and James L. Simmons, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of Kraton Corporation, to sign any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) to the Registration Statement, and all documents or instruments necessary or appropriate to enable Kraton Corporation to comply with the Securities Act of 1933 and to file the same, with all exhibits thereto, and any other documentation in connection therewith, with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on February 21, 2017.

Signature	Title

/s/ Kevin M. Fogarty	President, Chief Executive Officer and a Director (Principal Executive Officer)
Kevin M. Fogarty

/s/ Stephen E. Tremblay	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Stephen E. Tremblay

/s/ Chris H. Russell	Chief Accounting Officer (Principal Accounting Officer)
Chris H. Russell

Signature	Title

/s/ Anna C. Catalano	Director
Anna C. Catalano

/s/ Steven J. Demetriou	Director
Steven J. Demetriou

/s/ Dominique Fournier	Director
Dominique Fournier

/s/ John J. Gallagher III	Director
John J. Gallagher III

/s/ Barry J. Goldstein	Director
Barry J. Goldstein

/s/ Francis S. Kalman	Director
Francis S. Kalman

/s/ Dan F. Smith	Chairman and Director
Dan F. Smith

/s/ Karen A. Twitchell	Director
Karen A. Twitchell

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
24.1*	Power of Attorney (included on signature pages).
_________________
* Filed herewith.